                                                                     Exhibit 2.2

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made effective as of June 22, 1998, by and among Asymetrix
 ---------
Learning Systems, Inc., a Delaware corporation ("Asymetrix"), Asym Merger Corp.,
                                                 ---------
a Delaware corporation and a wholly-owned subsidiary of Asymetrix ("Merger
                                                                    ------
Sub"), Meliora Systems, Inc., a New York corporation ("MSI"), and Gordon A.
                                                       ---
Rogers and Veda C. Storey (each of whom is a stockholder of MSI, and are collectively referred to herein as the "Principals" and each individual referred
                                        ----------
to as a "Principal").
         ---------

                                   RECITALS

     The parties intend that, subject to the terms and conditions of this
Agreement:

     Merger Sub will merge with and into MSI in a statutory merger, with MSI to be the corporation surviving the Merger (as defined below), all pursuant to the terms and conditions of this Agreement and a Plan of Merger in the form of Exhibit A attached hereto (the "Plan of Merger") and the applicable provisions
---------                       --------------
of the law of the State of New York and the State of Delaware.

     Upon the effectiveness of the Merger, all of the outstanding capital stock of MSI will be converted into shares of Asymetrix Common Stock, as provided in this Agreement and the Plan of Merger. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the
                                                    ----
provisions of Section 368(a)(2)(E) of the Code and is intended to be treated as a "pooling of interests" for accounting purposes.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

     1.1  "Asymetrix Common Stock" means the Common Stock of Asymetrix, $0.01
           ----------------------
par value per share.

     1.2  "Asymetrix Options" means options exercisable for Asymetrix Common
           -----------------
Stock to be granted to employees of MSI as provided in Section 11.3.

     1.3  "MSI Common Stock" means the Common Stock of MSI, without par value
           ----------------
per share.

     1.4  "Effective Time" means the time and date on which a Certificate of
           --------------
Merger (the "Certificate of Merger") has been filed with the New York Secretary of State and a Certificate of Merger has been filed with the Delaware Secretary of State, and the Merger becomes effective under New York and Delaware law.

     1.5  "Merger" means the statutory merger of Merger Sub with and into MSI in
           ------
a reverse triangular merger pursuant to this Agreement and the Plan of Merger.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 have the meanings assigned to such terms in this Agreement.

2.   PLAN OF REORGANIZATION

     2.1  The Merger.  At the Effective Time, Merger Sub will be merged with and
          ----------
into MSI pursuant to this Agreement and the Plan of Merger and in accordance with applicable provisions of the laws of the States of New York and Delaware. In consideration of the Merger and the conversion into equity of amounts owed to Gordon A. Rogers by MSI, Asymetrix will issue 268,000 shares of Asymetrix Common Stock. Each share of MSI Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into such number of shares (the "Applicable Fraction") of Asymetrix Common Stock as
                            -------------------
is equal to 268,000 shares minus the portion thereof allocated to the conversion into equity of amounts owed to Gordon A. Rogers by MSI pursuant to Section 2.2, then dividing the difference by the total number of shares of MSI Common Stock issued and outstanding immediately prior to the Effective Time.

     2.2  Conversion of Certain Debt into Equity.   At the Effective Time the
          --------------------------------------
aggregate amount owed to Gordon A. Rogers by MSI (including all accrued but unpaid compensation, if any, and the principal amount of all loans and accrued interest thereon made to MSI by Gordon Rogers) shall be converted into Asymetrix Common Stock. The number of shares of Asymetrix Common Stock into which the amounts owed by MSI to Gordon A Rogers shall be converted shall be determined by dividing the aggregate total of the amounts owed by MSI to Gordon A Rogers at the Effective Time by the closing price of Asymetrix Common Stock on NASDAQ on the last trading day preceding the Effective Time and rounding to the nearest whole share. Mr. Rogers acknowledges and agrees that the issuance of such shares of Asymetrix Common Stock pursuant to this Section 2.2 shall be in full and complete satisfaction of all amounts owed by MSI to him as of the Effective Time, and hereby agrees that, effective as of the Effective Time, he releases and forever discharges MSI and Asymetrix from and against any claims for payment of any amounts owed to him by MSI at or prior to the Effective Time.

     2.3  Adjustments for Capital Changes.  If, prior to the Effective Time,
          -------------------------------
Asymetrix or MSI recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares, securities convertible into shares or other property, then the Applicable Fraction will be adjusted appropriately.

     2.4  Fractional Shares.  No fractional shares of Asymetrix Common Stock
          -----------------
will be issued in connection with the Merger, but in lieu thereof, the holders of MSI Common Stock who would otherwise be entitled to receive a fraction of a share of Asymetrix Common Stock will receive an additional share of Asymetrix Common Stock.

     2.5  Escrow Agreement.  Asymetrix will withhold from the holders of shares
          ----------------
of MSI Common Stock (the "MSI Shareholders") at the Effective Time that number
                          ----------------
of shares of Asymetrix Common Stock issuable to the MSI Shareholders upon conversion of their shares of MSI Common Stock under Section 2.1 that is equal to 10% of the difference between 268,000 shares minus the portion thereof allocated to the conversion into equity of amounts owed to Gordon A. Rogers pursuant to Section 2.2,, and deliver such withheld shares (the "Escrow Shares")
                                                                 -------------
to Commerce Bank (or a similar institution), as escrow agent (the "Escrow
                                                                   ------
Agent"), to be held by Escrow Agent as collateral for the indemnification obligations under Section 11.2 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit 2.5.
                ----------------                                -----------
The number of Escrow Shares withheld from each MSI Shareholder shall be equal to the product obtained by multiplying the total number of Escrow Shares by a fraction (i) whose numerator is the total number of issued and outstanding shares of MSI Common Stock that were owned of record by such MSI Shareholder immediately prior to the Effective Time and (ii) whose denominator is the total number of shares of MSI Common Stock that were issued and outstanding and held of record by all MSI Shareholders immediately prior to the Effective Time. The Escrow Shares will be represented by duly authorized stock certificates issued in the name of the respective MSI Shareholders. Subject to the terms and conditions of the Escrow Agreement, the Escrow Shares will be held by the Escrow Agent until the first anniversary of the Effective Time. By their approval of the Merger, each of the MSI Shareholders shall, without any further act of any MSI Shareholder, be conclusively deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the indemnification obligations under Section 11.2 in the manner set forth in the Escrow Agreement, (ii) the authorization of a majority in interest of MSI Stockholders to act for and on behalf of each MSI Stockholder, and the taking by such majority in interest of MSI Stockholders of any and all actions and the making of any decisions required or permitted to be taken under the Escrow Agreement (including, without limitation, the exercise of the power to: (1) authorize delivery to Asymetrix of the Escrow Shares in satisfaction of claims by Asymetrix; (2) agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (3) resolve any claim made pursuant to Section 11.2; and (4) and take all actions necessary in the judgment of such majority in interest of MSI Stockholders for the accomplishment of the foregoing), and (iii) all of the other terms, conditions and limitations in the Escrow Agreement.

     2.6  Effects of the Merger.  At the Effective Time:  (a) the separate
          ---------------------
existence of the Merger Sub will cease and Merger Sub will be merged with and into MSI, and MSI will be the surviving corporation of the Merger, pursuant to the terms of the Plan of Merger; (b) the Certificate of Incorporation and Bylaws of MSI will continue to be the Certificate of Incorporation and Bylaws of the surviving corporation of the Merger; (c) each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of MSI; (d) the directors and certain officers of Asymetrix shall become the directors and officers of the surviving corporation as set forth in the Plan of Merger; (e) each share of MSI Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of Asymetrix Common Stock as provided in
Section 2.1; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.7   Further Assurances.  Each of MSI and the Principals agree that if, at
           ------------------
any time after the Effective Time, Asymetrix considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Asymetrix title to any property or rights of MSI, Asymetrix and its officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Asymetrix and otherwise carry out the purpose of this Agreement, in the name of MSI or otherwise.

     2.8   Securities Law Compliance.  Asymetrix will issue the shares of
           -------------------------
Asymetrix Common Stock in the Merger pursuant to the "private placement" exemption from registration under Section 4(2) of, or Regulation D promulgated under, the Securities Act of 1933, as amended (the "Securities Act"), and the shares received by the Principals in the Merger will therefore be restricted securities within the meaning of Rule 144 of the Securities Act, and certificates evidencing such shares will bear a restrictive legend evidencing that fact. Asymetrix shall also take any action that is required to be taken under any applicable state securities or Blue Sky laws in connection with the issuance of Asymetrix Common Stock in the Merger. MSI and the Principals shall furnish to Asymetrix all information known to MSI or the Principals (or reasonably ascertainable by MSI or the Principals) concerning each of MSI and the Principals, as may be reasonably requested in connection with any action contemplated by this Section.

     2.9   Pooling Accounting.  The parties acknowledge that, as a material
           ------------------
inducement to Asymetrix to enter into this Agreement and consummate the Merger, the Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. Accordingly, concurrently with the Closing, each MSI Shareholder and each officer and director of MSI shall execute and deliver to Asymetrix an Affiliate Agreement in the form of Exhibit 2.9 hereto (the
                                                   -----------
"Affiliate Agreement").
--------------------

     2.10  Tax-Free Reorganization.  The parties intend to adopt this Agreement
           -----------------------
as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Asymetrix Common Stock to be received in the Merger is equal to the value of the MSI Common Stock to be surrendered in exchange therefor. The Asymetrix Common Stock issued in the Merger will be issued in exchange for an amount of MSI Common Stock representing "control" of MSI as defined in Section 368(c) of the Code and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the MSI Common Stock. Unless advised by tax counsel that doing so is required under applicable law, the parties shall not take a position on any tax returns inconsistent with this Section 2.10. In addition, Asymetrix represents now, and as of the Effective Time, that it presently intends to continue MSI's historic business or use a significant portion of MSI's business assets in a business. At the Effective Time, officers of each of Asymetrix and MSI shall execute and deliver officers' certificates in the forms of Exhibits
                                                                     --------
2.10A and 2.10B attached hereto.  The provisions and
---------------
representations contained or referred to in this Section 2.10 shall survive until the expiration of the applicable statute of limitations.

3.   REPRESENTATIONS AND WARRANTIES OF MSI AND PRINCIPALS

     Each of the Principals and MSI, jointly and severally, hereby represents and warrants as follows, except as set forth in the MSI Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Asymetrix with the execution of this Agreement:

     3.1  Organization, Good Standing and Qualification. MSI is a corporation
          ---------------------------------------------
duly organized, validly existing and in good standing under the corporation and franchise tax laws of the State of New York, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in the jurisdictions listed in Schedule 3.1 of the MSI Schedule of
                                           ------------
Exceptions. MSI is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects (for purposes of this Section 3 and Sections 4 and 5, a "Material
                                                                   --------
Adverse Effect") of MSI.
--------------

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 MSI and each Principal has the corporate or other right, power, legal capacity and authority to enter into and perform his, her or its respective obligations under this Agreement and all agreements to which MSI or such Principal is or will be a party that are required to be executed at the Closing (defined below) pursuant to this Agreement (the "MSI Ancillary
                                                         -------------
Agreements").  The execution, delivery and performance of this Agreement and the
----------
MSI Ancillary Agreements to which MSI is a party have been duly and validly approved and authorized by the Board of Directors of MSI. The Merger has been approved by all of the stockholders of MSI.

          3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable MSI and the Principals to enter into, and to perform his, her or its obligations under, this Agreement and the MSI Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the New York Secretary of State, (b) the filing of a Certificate of Merger with the Delaware Secretary of State, (c) the filing of appropriate documents with the relevant authorities of other states in which MSI is qualified to do business, if any, and (d) such filings as may be required to comply with federal and state securities laws.

          3.2.3 This Agreement and the MSI Ancillary Agreements are, or when executed by MSI and/or the Principals, as applicable, will be, valid and binding obligations of MSI and/or the Principals, as applicable, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

     3.3  Capitalization.  As of the date hereof, the authorized capital stock
          --------------
of MSI consists of 200 shares of MSI Common Stock, of which 200 shares are issued and outstanding. All issued and outstanding shares of MSI Common Stock have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in Section 630 of the NYBCL with respect to unpaid services performed after the Effective Time), are not subject to any right of rescission, and have been offered, issued, sold and delivered by MSI, in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Schedule 3.3 of the MSI
                                                 ------------
Schedule of Exceptions sets forth a true, correct and complete list of all holders of MSI Common Stock. There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of MSI's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of MSI capital stock or obligating MSI to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of MSI's outstanding securities. MSI is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. All holders of MSI Common Stock reside in the State of Georgia.

     3.4  Subsidiaries. MSI does not presently own or control, directly or
          ------------
indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.5  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement or any MSI Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Certificate of Incorporation or Bylaws of MSI, as currently in effect, (b) any Material Agreement (as defined in Section 3.11) to which MSI is a party or by which MSI or the Principals or his, her or its assets or properties are bound, or (c) to the knowledge of MSI and the Principals, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to MSI or the Principals, or their respective assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     3.6  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against MSI or any Principal before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to MSI or a Principal, would have a Material Adverse Effect, and, to the best of MSI's and the Principals' knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of MSI's and the Principals' knowledge, no reasonable basis for any stockholder or former stockholder of MSI, or any other person, firm, corporation or entity, to assert a claim against MSI, any Principal or Asymetrix based upon: (a) ownership or rights to ownership of any shares of MSI Common Stock, (b) any rights as or to become a holder of securities of MSI, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among MSI and any of its stockholders or former stockholders or option holders or former option holders.

     3.7  Taxes.  For purposes of this Section 3.7, the terms "tax" and "taxes"
          -----                                                ---       -----
include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value-added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated taxes, interest, penalties, additions to tax and interest on any such penalties and additions to tax. For purposes of this Section 3.7, the terms "Return" and "Returns" include all federal, state, local and foreign tax
       ------       -------
returns, estimates, information statements and reports required to be filed by MSI with respect to its income, assets or operations.

          3.7.1 MSI has or will have filed all Returns for tax periods ending before the Effective Time, other than where a failure to file a return did not or would not have a Material Adverse Effect. All such Returns that have been filed were (as filed or after timely amendment) true, correct and complete in all material respects. MSI and the Principals have provided or made available to Asymetrix copies of all material Returns actually filed by MSI during the three-year period ending on the date hereof.

          3.7.2 MSI has paid or deposited in full all taxes due and owing or shown to be due on the Returns filed by MSI (including required estimated tax payments with respect thereto), except where a failure to pay a tax in full did not or would not have a Material Adverse Effect. MSI has established a proper and adequate accrual or reserve on the MSI Financial Statements (as defined in below) for all taxes not yet due and owing, whether or not shown or required to be shown on any Return, except where a failure to establish such an accrual or reserve did not or would not have a Material Adverse Effect.

          3.7.3 Neither MSI nor any of the Principals is aware of any pending or threatened claim or assessment in writing with respect to any deficiencies for any tax against MSI by any taxing authority. MSI has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Neither MSI nor any of the Principals has received any written notification, or is otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding MSI.

          3.7.4 There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of MSI or the Principals and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect.

          3.7.5  [Intentionally omitted.]

          3.7.6 MSI is not party to a tax sharing or tax allocation agreement, and MSI does not owe any amount under any such agreement.

           3.7.7 MSI is not or has not at any time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

           3.7.8 MSI has not filed any consent agreement under Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as defined in Section 341(f)(4) of the Code) owned by MSI .

           3.7.9 None of MSI's assets constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     3.8   Financial Statements. MSI has delivered to Asymetrix as Schedule 3.8
           --------------------                                    ------------
of the MSI Schedule of Exceptions MSI's (a) balance sheet as of December 31, 1997 (the "1997 Balance Sheet") and income statement and statement of cash flows
           ------------------
for the 12 month period then ended (collectively, the "1997 Financial
                                                       --------------
Statements"), and (b) balance sheet as of March 31, 1998 (the "March 31 Balance
----------                                                     ----------------
Sheet") and income statement for the three month period then ended
-----
(collectively, the "MSI March Financial Statements") (the 1997 Financial
                    ------------------------------
Statements and the MSI March Financial Statements are collectively referred to herein as the "MSI Financial Statements"). The MSI Financial Statements (a) are
               ------------------------
in accordance with the books and records of MSI, (b) fairly present the financial condition of MSI at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the MSI March Statements, to normal recurring year-end adjustments and the absence of any notes thereto. MSI does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the MSI Financial Statements, except for those that may have been incurred after the date of the MSI Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     3.9   Title to Properties. MSI has good and marketable title to all of its
           -------------------
tangible assets as shown on the March 31 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which MSI is a party are fully effective. To the knowledge of MSI and each of the Principals, MSI is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), or has received any notice of such violation with which it has not complied or had waived.

     3.10  Absence of Certain Changes.  Except as set forth on Schedule 3.10,
           --------------------------                          -------------
since March 31, 1998, other than actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to MSI:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations of MSI which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or, to the knowledge of MSI and the Principals, will have a Material Adverse Effect;

          (b) any contingent liability incurred by MSI as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (c) any mortgage, encumbrance or lien placed on any of the properties of MSI, which mortgage, encumbrance or lien is in excess of $10,000 individually or $25,000 in the aggregate;

          (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, other than in the ordinary course, of any of the properties or assets of MSI, which purchase, sale, other disposition or other arrangement is in excess of $10,000 individually or $25,000 in the aggregate;

          (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of MSI, any split, combination or recapitalization of the capital stock of MSI or any direct or indirect redemption, purchase or other acquisition of the capital stock of MSI;

          (h) any labor dispute or claim of unfair labor practices or, other than changes in the ordinary course of business, consistent with past practice, any change in the compensation payable or to become payable to MSI's officers, employees or agents, any bonus payment or arrangement made to or with any of such officers, employees or agents or any employee terminations or resignations;

          (i) any declaration or payment of an extraordinary dividend, within the meaning of Section 1059(c) of the Code;

          (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the March 31 Balance Sheet or incurred in the ordinary course of business thereafter; or

          (k) any material transaction with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     3.11  Material Agreements, Contracts and Commitments.  Except as set forth
           ----------------------------------------------
on Schedule 3.11 of the MSI Schedule of Exceptions and other than this Agreement
   -------------
and the MSI Ancillary Agreements, neither MSI nor any Principal is on the date hereof a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of MSI (each a "Material Agreement"), including, but
                                         ------------------
not limited to any:

           (a) Contract, commitment, letter contract or purchase order providing for payments by or to MSI in an aggregate amount of (1) $25,000 or more in the ordinary course of business to any one vendor or customer; or (2) $10,000 or more not in the ordinary course of business to any one vendor or customer;

           (b) License agreement as licensor or licensee, including site licenses for products with initial year fees in excess of $25,000 and each agreement that provides for either the delivery of source code to the licensee or escrow of such source code for the benefit of such licensee and including any MSI IP Rights Agreement (as defined in Section 3.12);

           (c) Consulting, development or similar agreement with fees exceeding $5,000 for any one customer under which MSI currently provides or will provide any custom software development, training, documentation, personnel placements, advice, consulting services or other products or services to a customer of MSI (collectively with any such agreements with fees less than $5,000 for any one customer not required to be listed on Schedule 3.11, the "Current Service
                                                          ---------------
Agreements");
----------

           (d) Contract for the current or future sale, provision or manufacture of products (including computer software), material or supplies from MSI or in which MSI has granted or received distribution rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory (collectively, "Current
                                                                     -------
Sales Agreements," together with the Current Service Agreements, the "Customer
----------------                                                      --------
Agreements");
----------

           (e) Contract providing for the development of software by or for MSI, or license of software to MSI, which software is used or incorporated in any products distributed or services provided by MSI or is contemplated to be used or incorporated in any products to be distributed or services to be provided by MSI (other than software generally available to the public at a per copy license fee of less than $2,500 per copy);

           (f) Contract or commitment for the employment of any officer, employee or consultant of MSI or any other type of contract or understanding with any officer, employee or consultant of MSI which is not immediately terminable by MSI without cost or other liability;

           (g) Agreement for the lease of real or personal property involving payments by or to MSI in an aggregate amount of $10,000 or more;

           (h) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

           (i) Written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of any products or services of MSI ;

           (j) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the MSI Financial Statements;

           (k) Contract containing covenants purporting to limit MSI's freedom to compete in any line of business in any geographic area; or

           (l) Stock redemption or purchase agreement yet to be performed.

           All Material Agreements constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are and will, immediately after the Effective Time, be in full force and effect. Neither MSI nor the Principals is, nor, to the best knowledge of MSI and the Principals, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to Asymetrix's counsel. Neither MSI nor the Principals is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect. MSI has no material liability for renegotiation of government contracts or subcontracts, if any.

     3.12  Intellectual Property. MSI owns all right, title or interest in, or
           ---------------------
has the rights to use, sell or license, all Intellectual Property Rights (as defined below) necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the " MSI IP Rights") and such rights to
                                              -------------
use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any MSI IP Right or materially impair the right of MSI to use, sell or license any MSI IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by MSI to any person by reason of the ownership, use, license, sale or disposition of any MSI IP Rights. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by MSI (whether on a stand-alone basis or as part of services offered by MSI) or currently under development by MSI violates any license or agreement between MSI and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of MSI and the Principals, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any MSI IP Right; nor, to the best knowledge of MSI and the

Principals without any independent investigation thereof, is there any basis for any such claim; nor has MSI received any notice asserting that any MSI IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of MSI and the Principals, is there any basis for any such assertion. MSI has taken all steps that it believes are reasonable and practicable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material MSI IP Rights. MSI is not using any Intellectual Property Rights of any past or present officers, employees or consultants. Schedule 3.12 of the MSI Schedule
                                             -------------
of Exceptions contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by MSI to perfect or protect its interest in MSI IP Rights, including, without limitation, all patents, patent applications, copyrights, copyright registrations, trademarks, trademark applications and service marks and all MSI IP Rights Agreements (except for object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same). As used herein, the term "Intellectual Property Rights" shall mean all intellectual property
          ----------------------------
rights in any jurisdiction in the world, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright registrations, licenses, know-how, trade secrets, customer lists, proprietary processes, formulae and other rights to Software. The term "Software" shall mean
                                                            --------
all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records. The term "MSI IP Rights Agreement"
                                                      -----------------------
shall mean any instrument or agreement governing any MSI IP Right.

     3.13  Compliance with Laws. MSI has complied, or prior to the Closing Date
           --------------------
will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of MSI's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act; provided, however, that this Section 3.13 shall not be deemed to apply to any matters within the general scope of any other representation in this Section 3. MSI has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to MSI or any Principal, would result in any Material Adverse Effect.

     3.14  Certain Transactions and Agreements.  None of the executive officers,
           -----------------------------------
directors or affiliates (as that term is defined in Rule 405 under the Securities Act) of MSI (each, a "Insider") nor any member of their immediate
                                 -------
families is or has been directly or indirectly interested in any contract or informal arrangement with MSI within the last three years, except for compensation as an officer, director or employee of MSI. None of the Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of MSI, except for the normal rights of a stockholder.

     3.15  Employees, ERISA and Other Compliance.
           -------------------------------------

           3.15.1 MSI has no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           3.15.2 MSI (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has no current labor dispute. MSI and the Principals have no knowledge that a material number of employees intend to leave the employ of MSI or that any employees intend to leave the employ of MSI and which departures would prevent MSI from fully performing on schedule any Customer Agreement.

           3.15.3  Schedule 3.15.3 of the MSI Schedule of Exceptions identifies
                   ---------------
each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding
                                                     -----
workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, contributed to or entered into by MSI under which MSI or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the " MSI Employee
                                                               ------------
Plans").  For purposes of this Section 3.15.3, "ERISA Affiliate" shall mean any
-----                                           ---------------
entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes MSI. Copies of all MSI Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and summary plan descriptions thereof (including summary plan descriptions) have been delivered or made available to Asymetrix or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such MSI Employee Plan. All MSI Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "MSI Pension Plans"), are identified as such in
                          -----------------
Schedule 3.15.3 of the MSI Schedule of Exceptions.  As of the date hereof, all
---------------
contributions due and previously required to be made on or before the date hereof from MSI with respect to any of the MSI Employee Plans have been made as required under ERISA or have been accrued on the MSI Financial Statements. To the knowledge of MSI and the Principals, each MSI Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such MSI Employee Plans.

          3.15.4 No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any MSI Employee Plan which is covered by Title I of ERISA which would result in a material liability to MSI taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any MSI Employee Plan has made or will make MSI or any officer or director of MSI subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

          3.15.5  Any MSI Pension Plan which is intended to be qualified under
Section 401(a) of the Code (a "MSI 401(a) Plan") has received a favorable
                               ---------------
determination from the Internal Revenue Service as to its qualifications, and MSI and the Principals are not aware of any reason why such determination may not be relied upon by such plan. MSI and the Principals have delivered or made available to Asymetrix or its counsel a true, correct and complete copy of the most recent Internal Revenue Service determination letter with respect to each MSI 401(a) Plan.

          3.15.6  Schedule 3.15.6 of the MSI Schedule of Exceptions lists each
                  ---------------
severance or other similar contract (written or oral), arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors, but excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, which (A) is not a MSI Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by MSI and (C) covers any employee or former employee of MSI. Such contracts, plans and arrangements as are described in this Section 3.15.6 are herein referred to collectively as the "MSI Benefit Arrangements." Each MSI Benefit Arrangement has been
     ------------------------
maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such MSI Benefit Arrangement. MSI has delivered or made available to Asymetrix or its counsel a complete and correct copy or description of each MSI Benefit Arrangement.

          3.15.7 MSI has timely provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"),
                                                                     -----
with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) under any MSI Employee Plan occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of MSI.

           3.15.8 No benefit payable or which may become payable by MSI pursuant to any MSI Employee Plan or any MSI Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

           3.15.9 To the knowledge of MSI and the Principals and except for matters which would not have a Material Adverse Effect, no employee of MSI is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject MSI to any material liability.

           3.15.10 A list of all employees, officers and consultants of MSI and their current compensation, bonus plans, commission plans, vacation rights and severance rights is set forth on Schedule 3.15.10 of the MSI Schedule of
                                 ----------------
Exceptions. MSI is currently paying all amounts that are currently required to be paid to such parties shown in such Schedule.

           3.15.11 MSI is not a party to any (a) agreement with any executive officer or other key employee of MSI (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving MSI in the nature of any of the transactions contemplated by this Agreement and the Plan of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Plan of Merger.

     3.16  Corporate Documents. MSI has made available to Asymetrix for
           -------------------
examination all documents and information listed in the MSI Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by Asymetrix's counsel, including, without limitation, the following:
(a) copies of the Certificate of Incorporation and Bylaws of MSI as currently in effect; (b) the Minute Book containing all records of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof of MSI; (c) the stock ledger and journal reflecting all stock issuances and transfers of MSI; (d) all material permits, orders, and consents issued by any regulatory agency with respect to MSI, or any securities of MSI, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Common Stock .

     3.17  No Brokers.  Neither MSI nor any of the Principals is obligated for
           ----------
the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the MSI Ancillary Agreements or in connection with any transaction contemplated hereby or thereby. Except as otherwise provided in this Agreement, MSI and each Principal will pay only its own expenses, if any, incurred in connection with this Agreement and the transactions contemplated herein.

     3.18  Disclosure.  To the knowledge of MSI and the Principals, neither this
           ----------
Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by MSI or the Principals to Asymetrix under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.19  Insurance. MSI maintains and at all times during the prior three
           ---------
years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses. A list of all such insurance is set forth on Schedule 3.19 of the MSI Schedule of Exceptions.
                -------------

     3.20  Environmental Matters.
           ---------------------

           3.20.1 During the period that MSI has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by MSI, or to MSI's and the Principals' knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. MSI and the Principals have no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to MSI having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release" shall have the definitions assigned thereto by
       --------       -------
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of
                                               ------
this Agreement, "Hazardous Materials" shall mean any hazardous or toxic
                 -------------------
substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

           3.20.2 None of the properties or facilities of MSI is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that MSI has owned or leased its properties and facilities, neither MSI nor, to MSI's and the Principals' knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

           3.20.3 During the time that MSI has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of MSI and the Principals, threatened against MSI by, or any settlement reached by MSI with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3.21  Books and Records.  The books, records and accounts of MSI (a) are in
           -----------------
all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of MSI, and (d) accurately and fairly reflect the basis for the MSI Financial Statements.

     3.22  Certain Dispositions After Effective Time.  None of the Principals
           -----------------------------------------
has any present plan or intention, or any binding commitment, to dispose, after the Effective Time, of an amount of Asymetrix Common Stock that would cause the Principals, in the aggregate, to have disposed of such stock in an amount equal in value to 50% or more of the value of MSI Common Stock outstanding immediately prior to the Effective Time.

     3.23  Company Debt.  The aggregate principal amount of, and accrued
           ------------
interest upon, the amounts due under a Commercial Promissory Note dated July 1, 1997, a U.S. Small Business Administration Note dated July 30, 1997 and the Commercial Term Note dated April 20, 1998, each between MSI and First National Bank of Rochester, are equal to $40,000, $271,153.11 and $26,775, respectively, as of June 1, 1998, and there has been no increase in the principal amount of such debt since June 1, 1998. The aggregate amount owed to Gordon A. Rogers by MSI (including all accrued but unpaid compensation, if any, and the principal amount of all loans and accrued interest thereon made to MSI by Gordon Rogers) is equal to $276,342.08 as of June 1, 1998, and there has been noincrease in the principal amount of such debt since June 1, 1998.

     3.24  Loans to Roy Haythorn.  The aggregate principal amount of, and
           ---------------------
accrued interest upon, all loans and advances of salary and bonus to, and other indebtedness to MSI of, Roy Haythorn (the "Haythorn Debt") is equal to
                                           -------------
$136,975.83 as of June 1, 1998, and since June 1, 1998 no additional loans or advances of salary or bonus have been made to, and no additional indebtedness to MSI has been incurred by Roy Haythorn, except for interest accruing on the unpaid balance of the Haythorn Debt since June 1, 1998, and except for personal expenses charged to MSI's American Express account since June 1, 1998.

     3.25  Prior Agreements.   MSI has no liability arising out of, related to,
           ----------------
in connection with or otherwise resulting from any Prior Agreement whatsoever. For purposes of the foregoing, "Prior Agreements" means (i) all consulting,
                                ----------------
development or similar agreement under which MSI has provided any training, documentation, placements, advice, consulting services or other products and services to a customer of MSI (which agreements are not Current Service Agreements as defined in Section 3.11(c)), and (ii) all contracts for the sale, provision or manufacture of products (including computer software), material or supplies (which agreements are not Current Sales Agreements as defined in Section 3.11(d))

4.   REPRESENTATIONS AND WARRANTIES OF ASYMETRIX AND MERGER SUB

     Asymetrix and Merger Sub hereby jointly and severally represent and warrant as follows, except as set forth in the Registration Statement on Form S-1 (File No. 333-49037) filed by Asymetrix with the Securities and Exchange Commission on April 1, 1998, as amended to date (the "Form S-1"), or on the Asymetrix Schedule
                                        --------
of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to MSI and the Principals with the execution of this Agreement:

     4.1   Organization, Good Standing and Qualification.  Asymetrix is a
           ---------------------------------------------
corporation duly organized, validly existing and in good standing under the corporation and franchise tax laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and as proposed to be conducted. Merger Sub was formed in May 1998 and has conducted no business or operations prior to the date hereof. Asymetrix is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Asymetrix and its subsidiaries taken as a whole (for purposes of this Section 4 and 6, a "Material Adverse Effect").
          -----------------------

     4.2   Power, Authorization and Validity.
           ---------------------------------

           4.2.1 Each of Asymetrix and Merger Sub has the corporate right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, and all agreements to which Asymetrix and Merger Sub are or will be a party that are required to be executed pursuant to this Agreement (the "Asymetrix Ancillary Agreements"). The execution, delivery
                     ------------------------------
and performance of this Agreement and the Asymetrix Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of each of Asymetrix and Merger Sub.

           4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable each of Asymetrix and Merger Sub to enter into, and to perform its respective obligations under, this Agreement and the Asymetrix Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the New York Secretary of State, (b) the filing of a Certificate of Merger with the Delaware Secretary of State, (c) the filing of appropriate documents with the relevant authorities of other states in which Asymetrix is qualified to do business, if any, and (d) such filings as may be required to comply with federal and state securities laws.

          4.2.3 This Agreement and the Asymetrix Ancillary Agreements are, or when executed by Asymetrix and Merger Sub will be, valid and binding obligations of each of Asymetrix and Merger Sub enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

     4.3  Capitalization.  The capitalization of Asymetrix and Merger Sub
          --------------
consist of the following:

          4.3.1  Asymetrix Capital Stock.  A total of 2,000,000 authorized
                 -----------------------
shares of Preferred Stock, $0.01 par value per share, none of which are outstanding. A total of 40,000,000 authorized shares of Asymetrix Common Stock, of which 13,277,781 shares are outstanding as of June 18, 1998. The rights, preferences and privileges of the Preferred Stock and the Asymetrix Common Stock, are as stated in Asymetrix's Certificate of Incorporation, as amended, and as provided by law. All issued and outstanding shares of Asymetrix capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by Asymetrix in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          4.3.2  Asymetrix Options, Warrants, Reserved Shares.  As of June 18,
                 --------------------------------------------
1998, except for: (i) options to purchase 3,725,673 shares of Asymetrix Common Stock and a like number of shares of Asymetrix Common Stock reserved for issuance upon the exercise thereof under the Asymetrix 1995 Combined Incentive and Nonqualified Stock Option Plan (the "1995 Option Plan"), (ii) options to
                                         ----------------
purchase 112,500 shares of Asymetrix Common Stock and a like number of shares of Asymetrix Common Stock reserved for issuance upon the exercise thereof under the Asymetrix 1998 Equity Incentive Plan (the "1998 Equity Plan"), 1,387,998 additional shares of Asymetrix Common Stock reserved for future issuance under the 1998 Equity Plan, (iv) an option to purchase14,573 shares of Asymetrix Common Stock, and (v) 187,500 additional shares of Asymetrix Common Stock reserved for future issuance under the Asymetrix 1998 Directors Stock Option Plan, which became effective upon the effective date of the initial public offering of Asymetrix Common Stock and of which options to purchase30,000 shares have been granted to eligible directors, effective June 11, 1998, there are not outstanding any options, warrants, calls, commitments, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Asymetrix of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Asymetrix's capital stock or obligating Asymetrix to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Apart from the exceptions noted in this Section 4.3.2, and except for (i) the rights granted in that certain Stock Issuance and Restriction Agreements dated as of September 27, 1996 by and between Asymetrix and EnCompass Group, Inc. (ii) the rights granted in that certain Amended and Restated Investor's Rights Agreement dated as of December 20, 1996 by and among Asymetrix, SOFTVEN No. 2 Investment Enterprise Partnership and former shareholder Multimedia Asia Pacific Pty Ltd (the "Investor's Rights
                                                             -----------------
Agreement"), (iii) the rights granted in that certain Acquisition Agreement,
---------
dated as of July 17, 1997 by and among Asymetrix, Socha Computing, Inc., Asymocha Merger Corporation and John Socha, (iv) a Voting Agreement and Registration Rights Agreement dated as of September 11, 1997 entered into in connection with the acquisition of Aimtech Corporation, (v) a Voting and Co-Sale Agreement and Registration Rights Agreement dated as of September 30, 1997 among Asymetrix, Gordon Oakes, Kevin Oakes and Doug Foster, (vii) a Registration Rights Agreement dated as of December 22, 1997 among Asymetrix and the former shareholders of Communication Strategies, Incorporated, and (vii) a Registration Rights Agreement dated as of May 22, 1998 among Asymetrix and the former Shareholders of Strategic Systems Associates, Inc., there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) or registration rights applicable to any of Asymetrix's outstanding securities.

          4.3.3  Merger Sub.  A total of one thousand (1,000) authorized shares
                 ----------
of Common Stock, $0.001 par value per share for Merger Sub, one hundred (100) of which are validly issued, outstanding, fully paid and nonassessable. There are not outstanding any options, warrants, rights (including conversion of preemptive rights) or agreements for the purchase or acquisition from Merger Sub of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Merger Sub's capital stock.

     4.4  Subsidiaries.  Asymetrix does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, other than Socha Computing, Inc., Aimtech Corporation, SuperCede, Inc., Infomodelers, Inc., Oakes Interactive Incorporated, Top Shelf Multimedia, Inc., Acorn Associates Incorporated, Communication Strategies, Incorporated, Strategic Systems Associates, Inc., sales subsidiaries located in France, Germany and the United Kingdom and Merger Sub. Merger Sub does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     4.5  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement or any Asymetrix Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Certificate of Incorporation or Bylaws of Asymetrix and Merger Sub, as currently in effect, (b) in any material respect, any material instrument or contract to which Asymetrix and Merger Sub is a party or by which any of their assets or properties are bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Asymetrix and Merger Sub or their assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     4.6  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against Asymetrix before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Asymetrix, would have a Material Adverse Effect, and, to the best of Asymetrix's knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Asymetrix's knowledge, no reasonable basis for any shareholder or former shareholder of Asymetrix, or any other person, firm, corporation or entity, to assert a claim against Asymetrix based upon: (a) ownership or rights to ownership of any shares of Asymetrix capital stock, (b) any rights as or to become a holder of securities of Asymetrix, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among Asymetrix and any of its shareholders or former shareholders or option holders or former option holders.

     4.7  Taxes.  Asymetrix has timely filed all tax returns and reports
          -----
required by law, other than where a failure to file a return did not or would not have a Material Adverse Effect, and has never been audited by any state or federal taxing authority. All tax returns and reports of Asymetrix are true and correct in all material respects. Asymetrix has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith (for which it has established a proper reserve). Asymetrix is not aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against Asymetrix by any taxing authority. Asymetrix has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Asymetrix has not received any written notification, and is not otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding Asymetrix. There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of Asymetrix and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. Asymetrix is not a party to a tax sharing or tax allocation agreement, and Asymetrix does not owe any amount under any such agreement.

     4.8  Financial Statements.  Asymetrix has delivered to MSI and the
          --------------------
Principals as Schedule 4.8 of the Asymetrix Schedule of Exceptions Asymetrix's
              ------------
(a) audited balance sheet as of December 31, 1997 (the "Asymetrix 1997 Balance
                                                        ----------------------
Sheet") and income statement and statement of cash flows for the 12 month period
-----
then ended (collectively, the "Asymetrix 1997 Financial Statements"), and (b)
                               -----------------------------------
balance sheet as of March 31, 1998 (the "Asymetrix March 31 Balance Sheet") and
                                         --------------------------------
income statement for the three month period then ended (collectively, the "Asymetrix March Financial Statements") (the Asymetrix 1997 Financial Statements
-------------------------------------
and Asymetrix March Financial Statements are collectively referred to herein as the "Asymetrix Financial Statements"). Asymetrix has also delivered to MSI and
     ------------------------------
to each of the Principals a copy of the Form S-1. The Asymetrix Financial Statements (a) are in accordance with the books and records of Asymetrix, (b) fairly present the financial condition of Asymetrix at the dates therein indicated and the results of operations for the periods therein specified, and
(c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Asymetrix March Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. Asymetrix has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Asymetrix Financial Statements, except for those that may have been incurred after the date of the Asymetrix Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     4.9   Title to Properties.
           -------------------

           4.9.1 Asymetrix has good and marketable title to all of its tangible assets as shown on the Asymetrix September 30 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. With respect to the property and assets it leases, Asymetrix is in material compliance with such leases.

           4.9.2 Merger Sub has been newly formed for the sole and express purpose of participating in the Merger and has at no time engaged in any activities or owned any assets except as necessary for such purpose.

     4.10  Absence of Certain Changes.  Since March 31, 1998, other than actions
           --------------------------
required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Asymetrix and Merger Sub.

           (a) any change in its financial condition, properties, assets, liabilities, business or operations from that reflected in the Asymetrix Financial Statements, other than those that do not have a Material Adverse Effect;

           (b) any contingent liability incurred by it as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $50,000 individually or in excess of $100,000 in the aggregate;

           (c) any mortgage, encumbrance or lien placed on any of its properties, which mortgage, encumbrance or lien is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

           (d) any obligation or liability incurred by it other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

           (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of its properties or assets, which purchase, sale, other disposition or other arrangement is in excess of $100,000 individually or $250,000 in the aggregate;

           (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

           (g) any declaration, setting aside or payment of any dividend on, or the making of any distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of its capital stock, including, without limitation, any extraordinary dividend within the meaning of Section 1059(c) of the Code;

           (h) any labor dispute or claim of unfair labor practices;

           (i) any payment or discharge of a lien or liability thereof which lien was not either shown on the Asymetrix March 31 Balance Sheet or incurred in the ordinary course of business thereafter; or

           (j) entered into any material transactions with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     4.11  Material Agreements, Contracts and Commitments.  All oral or written
           ----------------------------------------------
contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Asymetrix and its subsidiaries taken as a whole (for purposes of this Section 4.11, a "Material Agreement")
                                                        ------------------
constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities); and are in full force and effect. Asymetrix is not, nor, to the best knowledge of Asymetrix, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been made available to counsel for MSI and the Principals. Asymetrix is not a party to any contract or arrangement which, in the absence of a breach by the other party or parties thereto, has had or could reasonably be expected to have a Material Adverse Effect. Asymetrix does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     4.12  Status of Proprietary Assets.  Asymetrix owns all right, title or
           ----------------------------
interest in, or has the rights to use, sell or license, all Intellectual Property Rights necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Asymetrix IP Rights") and such
                                             -------------------
rights to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Asymetrix or currently under development by Asymetrix violates any license or agreement between Asymetrix and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of Asymetrix, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Asymetrix IP Right; nor, to the best knowledge of

Asymetrix without any independent investigation thereof, is there any basis for any such claim; nor has Asymetrix received any notice asserting that any Asymetrix IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Asymetrix, is there any basis for any such assertion.

     4.13  Compliance with Laws.  Asymetrix and Merger Sub have complied, or
           --------------------
prior to the Closing Date will have complied, and are or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Asymetrix's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Asymetrix has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Asymetrix, would result in any Material Adverse Effect.

     4.14  Certain Transactions and Agreements.  None of the executive officers,
           -----------------------------------
directors or affiliates (other than (i) SOFTVEN No. 2 Investment Enterprises Partnership, or its designated director, (ii) the designated director of the former stockholders of Aimtech corporation, (iii) Kevin Oakes or (iv) Cynthia Boyd and James Boyd) of Asymetrix (each, an "Asymetrix Insider") nor any member
                                             -----------------
of their immediate families is or has been directly or indirectly interested in any contract or informal arrangement with Asymetrix within the last twelve (12) months, except for compensation as an officer, director or employee of Asymetrix. None of the Asymetrix Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Asymetrix, except for the normal rights of a shareholder.

     4.15  Governmental Consents.  No consent, approval, order or authorization
           ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Asymetrix or Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under
                                ------ ---
the Securities Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.16  ERISA and Labor Issues.
           ----------------------

           4.16.1 Asymetrix does not have any Employee Pension Benefit Plan as defined in Section 3 of ERISA.

           4.16.2 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, Asymetrix is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, employee benefit plans as defined in
Section 3(3) of ERISA, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, ERISA and the Code.

           4.16.3 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, no employee of Asymetrix is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Asymetrix to any material liability.

           4.16.4 Asymetrix is not bound by or subject to any contract, commitment or arrangement with any labor union, employees association or similar organization, and to Asymetrix's best knowledge, no labor union, employees association or similar organization has requested, sought or attempted to represent any employees, representatives or agents of Asymetrix. There is no strike or other labor dispute involving Asymetrix pending nor, to Asymetrix's best knowledge, threatened, nor is Asymetrix aware of any labor organization activity involving its employees.

     4.17  Corporate Documents.  Asymetrix has made available to MSI and the
           -------------------
Principals for examination all documents and information listed in the Asymetrix Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by MSI and the Principals' counsel, including, without limitation, the following: (a) copies of Asymetrix's and its subsidiaries' Articles or Certificate of Incorporation and Bylaws as currently in effect; (b) Asymetrix's Minute Book containing all records that Asymetrix has of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof; (c) Asymetrix's and its subsidiaries' stock ledger or stockholder lists and journal reflecting stock issuances and transfers; (d) all material permits, orders, and consents issued by any regulatory agency with respect to Asymetrix, or any securities of Asymetrix, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Common Stock.

     4.18  No Brokers.  Neither Asymetrix nor Merger Sub is obligated for the
           ----------
payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Asymetrix Ancillary Agreements or in connection with any transaction contemplated hereby or thereby.

     4.19  Disclosure.  To the best knowledge of Asymetrix and Merger Sub,
           ----------
neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Asymetrix or Merger Sub to MSI and the Principals under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.20  Insurance.  Asymetrix maintains and at all times during the prior
           ---------
three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

     4.21  Environmental Matters.
           ---------------------

           4.22.1 During the period that Asymetrix has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Asymetrix, or to Asymetrix's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Asymetrix has no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Asymetrix having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect

           4.22.2 None of the properties or facilities of Asymetrix is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Asymetrix has owned or leased its properties and facilities, neither Asymetrix nor, to Asymetrix's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

           4.22.3 During the time that Asymetrix has owned or leased its properties and facilities, there has been no litigation brought or, to the knowledge of Asymetrix, threatened against Asymetrix by, or any settlement reached by Asymetrix with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     4.23  Real Property Holding Corporation Status.  Asymetrix and each Merger
           ----------------------------------------
Sub is not and has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     4.24  Shares Issued in Merger.  The Asymetrix Common Stock to be issued to
           -----------------------
the stockholders of MSI in the Merger, when issued by Asymetrix pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, and will have been issued materially in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

     4.25  Books and Records.  The books, records and accounts of Asymetrix (a)
           -----------------
are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Asymetrix, and (d) accurately and fairly reflect the basis for the Asymetrix Financial Statements.

     4.26  Certain Dispositions.  Asymetrix has no present plan or intention, or
           --------------------
any binding commitment, to dispose, subsequent to the Effective Time, of a quantity of Common Stock of MSI that would cause Asymetrix to lose "control" of Merger Sub within the meaning of Section 368(c) of the Code.

     4.27  Control of Merger Sub.  At all times prior to and as of the Effective
           ---------------------
Time, Asymetrix will be in "control" of Merger Sub, as such term is defined in
Section 368(c) of the Code.

5.   MSI PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, each of MSI and the Principals covenants and agrees as follows:

     5.1   Advice of Changes.  MSI will, and the Principals will cause MSI to,
           -----------------
promptly advise Asymetrix in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of MSI or the Principals contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any change in the business, results of operations or financial condition of MSI that could reasonably be expected to have a Material Adverse Effect.

     5.2   Conduct of Business.  MSI will, and the Principals will cause MSI to,
           -------------------
continue to conduct its business and use commercially reasonable efforts to maintain its business relationships in the ordinary and usual course and will not, and each of the Principals will cause MSI not to, without the prior written consent of Asymetrix (other than actions required by this Agreement, as required by law or in connection with the performance of agreements disclosed in the MSI Schedule of Exceptions):

          (a) borrow any money;

          (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by MSI in excess of $10,000, or which obligates MSI for a period exceeding six months;

          (c) encumber or permit to be encumbered any of its assets or grant liens therein;

          (d) dispose of any portion of any of the assets of MSI with a value exceeding $5,000 (other than in the ordinary course of business);

          (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (f) fail to maintain any of the equipment and other assets of MSI in good working condition and repair according to the standards MSI has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

          (h) change accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

          (j) amend or terminate any contract, agreement or license to which MSI is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount or effect;

          (k) lend any amount or make any advance of salary or bonus compensation to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice;

          (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

          (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

          (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (o) merge, consolidate or reorganize with, or acquire any entity;

          (p) amend its Certificate of Incorporation or Bylaws;

          (q) issue or sell any shares of its capital stock of any class;

          (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

          (s) agree to any audit assessment by any tax authority (unless the amount thereof is not material or has been adequately accrued or reserved on the MSI Financial Statements) or file any federal or state income or franchise tax return unless (i) the amount payable with respect thereto is not material or has been adequately accrued or reserved on the MSI Financial Statements or (ii) copies of such returns have been delivered to Asymetrix for its review and approved by Asymetrix prior to filing;

          (t) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of business of MSI;

          (u) hire any employee or consultant;

          (v) adopt or amend any employee benefit plan;

          (w) enter into any contracts for the sale of advertising in an amount exceeding $10,000 or for longer than 30 days; or

          (x) permit the use of any MSI corporate credit card or charge card be used for the personal expenses of any employee or to pay for any other non-MSI expenses or charges; or

          (y) agree to do any of the things described in the preceding clauses 5.2(a) through (x).

     5.3  Regulatory Approvals.  MSI will, and the Principals will cause MSI to,
          --------------------
execute and file, or join in the execution and filing, of any application or other document that may be required to be filed by it in order to obtain the authorization, approval or consent of any governmental body (federal, state, local or foreign) which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. MSI will, and the Principals will cause MSI to, use its best efforts to obtain all such authorizations, approvals and consents.

     5.4  Necessary Consents.  MSI will, and the Principals shall cause MSI to,
          ------------------
use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.3 (including, without limitation those consents set forth on Schedule 9.6) to allow the consummation of the transactions contemplated hereby and to allow Asymetrix to carry on MSI's business after the Closing.

     5.5  Litigation.  MSI and the Principals will notify Asymetrix in writing
          ----------
promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against MSI, or known by MSI or the Principals to be threatened against MSI.

     5.6  No Other Negotiations.  From the date hereof until the earlier of the
          ---------------------
termination of this Agreement or consummation of the Merger, MSI will not, and the Principals will not permit MSI to, and will not authorize any officer or director of MSI or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of MSI's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of MSI, or any transaction in which MSI contemplates issuing equity or debt securities. MSI and the Principals will promptly notify Asymetrix in writing of any third party inquiries or proposals.

     5.7  Access to Information.  Until the Closing, each of MSI and the
          ---------------------
Principals will allow Asymetrix and its agents, upon reasonable prior notice, reasonable access to the files, books, records and offices of MSI, including, without limitation, any and all information relating to MSI's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. MSI will and the Principals will cause MSI's accountants to cooperate with Asymetrix and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.8  Satisfaction of Conditions Precedent.  MSI and each of the Principals
          ------------------------------------
will use its or his or her commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and each such person will use its or his commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties (including without limitation, those third parties described in Section 9.6) and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on their part in order to effect the transactions contemplated hereby. MSI and the Principals will promptly notify Asymetrix in writing of any failure or inability to comply fully with this Section.

     5.9  Blue Sky Laws. MSI and the Principals will cooperate with Asymetrix in
          -------------
connection with Asymetrix's efforts to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

6.   ASYMETRIX PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, Asymetrix and Merger Sub covenant and agree as follows:

     6.1  Advice of Changes; Conduct of Business.  Asymetrix and Merger Sub will
          --------------------------------------
promptly advise MSI in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Asymetrix or Merger Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; or (b) of any material adverse change in the business, results of operations or financial condition of Asymetrix. Asymetrix will use commercially reasonable efforts to continue to conduct its business and maintain its business relationships in the ordinary and usual course and will promptly inform MSI in writing if it does any of the following (other than action required by this Agreement, as required by law or in connection with the performance of agreements, arrangements or pending transactions disclosed in the Asymetrix Schedule of Exceptions):

          (a) enter into any material transaction not in the ordinary course of business, except that Asymetrix may conduct negotiations regarding the acquisition of other entities, and may enter into agreements to acquire other entities and perform its obligations under such agreements;

          (b) declare, set aside or pay any material cash or stock dividend or other material distribution in respect of capital stock, or redeem or otherwise acquire any material portion of its capital stock other than in connection with a possible reverse stock split or share combination;

          (c) dispose of (including by license), whether to a third party, a partially or wholly-owned subsidiary or otherwise, any substantial portion of its assets (other than in the ordinary course of business);

          (d) encumber or permit to be encumbered in any material respect a substantial portion of its assets or grant liens thereon;

          (e) issue or sell a material number of shares of its capital stock of any class or any other of its securities, or issue or create any material warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock other than (i) the grant or exercise of stock options to employees or contractors under the 1998 Equity Plan or the 1995 Option Plan (ii) or in connection with an acquisition of another entity; or

          (f) merge, consolidate or reorganize with any entity if Asymetrix does not survive such merger, consolidation or reorganization.

     6.2  Regulatory Approvals.  Asymetrix and Merger Sub will execute and file,
          --------------------
or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Asymetrix will use its best efforts to obtain all such authorizations, approvals and consents.

     6.3  Satisfaction of Conditions Precedent. Each of Asymetrix and Merger Sub
          ------------------------------------
will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and each of Asymetrix and Merger Sub will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     6.4  Blue Sky Laws.  Asymetrix shall take such steps as may be necessary to
          -------------
comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

     6.5  Access to Information. Until the Closing, Asymetrix will allow MSI and
          ---------------------
their respective agents reasonable access to the files, books, records and offices of Asymetrix, including, without limitation, any and all information relating to Asymetrix's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Asymetrix will cause its accountants to cooperate with MSI and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

7.   CLOSING MATTERS

     7.1  The Closing.  Subject to termination of this Agreement as provided in
          -----------
Section 10 below, the Closing will take place at the offices of Asymetrix in Bellevue, Washington on or before July 1, 1998, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as MSI and Asymetrix may mutually select (the "Closing Date"). Concurrently
                                               ------------
with the Closing, the Certificate of Merger will be filed in the office of the New York Secretary of State and a Certificate of Merger will be filed in the office of the Delaware Secretary of State.

     7.2  Exchange of Certificates.
          ------------------------

          7.2.1 As of the Effective Time, all shares of MSI Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Asymetrix the number of shares of Asymetrix Common Stock determined as set forth in Section 2.1, subject to Section 2.2 and 2.5.

          7.2.2 As soon as practicable after the Effective Time, each holder of shares of MSI Common Stock will surrender the certificate(s) for such shares (the "Certificates"), duly endorsed as requested by Asymetrix or accompanied by
      ------------
stock powers in a form acceptable to Asymetrix, to Asymetrix for cancellation. Promptly after the Effective Time and receipt of such Certificates, Asymetrix will issue to each tendering holder a certificate for the number of shares of Asymetrix Common Stock to which such holder is entitled pursuant to Section 2.1 less the

Escrow Shares to be held in escrow pursuant to Section 2.5, and certificates representing the Escrow Shares will be delivered to the Escrow Agent.

          7.2.3 No dividends or distributions payable to holders of record of Asymetrix Common Stock after the Effective Time will be paid to the holder of any unsurrendered Certificate(s) until the holder of the Certificate(s) surrenders such Certificate(s), or if such certificates are lost, stolen or destroyed, provides an indemnity reasonably acceptable to Asymetrix. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Asymetrix Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.4 All Asymetrix Common Stock delivered upon the surrender of MSI Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such MSI Common Stock. There will be no further registration of transfers on the stock transfer books of MSI or the transfer agent of such MSI Common Stock . If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section.

          7.2.5 Until Certificates representing MSI Common Stock outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above, such Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Asymetrix Common Stock into which MSI Common Stock will have been converted pursuant to Sections 2.1 hereof less any shares withheld as Escrow Shares pursuant to Section 2.5.

          7.2.6 Certificates which are not presented to Asymetrix within three years after the Closing shall be canceled and the holder thereof will no longer be entitled to receive any Asymetrix securities in consideration thereof.

8.   CONDITIONS TO OBLIGATIONS OF MSI AND THE PRINCIPALS

     MSI's and the Principals' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by MSI and the Principals, but only in a writing signed by MSI and the Principals):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Asymetrix and Merger Sub set forth in Section 4 that are not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

     8.2  Covenants.  Each of Asymetrix and Merger Sub shall have performed and
          ---------
complied in all material respects with all of its covenants contained in Section 6 on or before the Closing, and MSI shall receive a certificate to such effect signed by Asymetrix's Chief Executive Officer and Chief Financial Officer.

     8.3  Compliance with Law. There shall be no order, decree, or ruling by any
          -------------------
court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     8.5  Opinion of Asymetrix's Counsel. MSI shall have received from Fenwick &
          ------------------------------
West LLP, counsel to Asymetrix, an opinion substantially in the form of Exhibit
                                                                        -------
8.5, relying as to matters of Washington law on an opinion from the General
---
Counsel of Asymetrix.

     8.6  Registration Rights Agreement. Asymetrix shall have executed and
          -----------------------------
delivered a registration rights agreement substantially in the form of Exhibit
                                                                       -------
8.6.
----

     8.7  Escrow Agreement.  Asymetrix shall have executed and delivered the
          ----------------
Escrow Agreement in the form of Exhibit 2.5.
                                -----------

     8.8  Employment Agreements. Asymetrix shall have executed and delivered (i)
          ---------------------
an employment agreement with Gordon A. Rogers in the form of Exhibit 8.8A (the
                                                             ------------
"Rogers Employment Agreement"), and (ii) an employment agreement with Roy
----------------------------
Haythorn in the form of Exhibit 8.8B (the "Haythorn Employment Agreement").
                        ------------       -----------------------------

     8.9  Absence of Material Adverse Changes.  There shall not have been any
          -----------------------------------
material adverse change in the financial conditions, properties, assets, liabilities, business, prospects or results of operations of Asymetrix.

9.   CONDITIONS TO OBLIGATIONS OF ASYMETRIX AND MERGER SUB

     The obligations of Asymetrix and Merger Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Asymetrix, but only in a writing signed by Asymetrix):

     9.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of MSI and the Principals set forth in Section 3 that are not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

     9.2  Covenants.  MSI and the Principals shall have performed and complied
          ---------
in all material respects with all of its covenants contained in Section 5 on or before the Closing, and Asymetrix shall receive certificates to such effect executed by the Chief Executive Officer and Chief Financial Officer of MSI and by the Principals.

     9.3  Compliance with Law. There shall be no order, decree, or ruling by any
          -------------------
court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4  Government Consents. There shall have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     9.5  Opinion of Counsel.  Asymetrix shall have received from counsel to MSI
          ------------------
and the Principals, an opinion as to the matters described in Exhibit 9.5.
                                                              -----------

     9.6  Consents.  MSI shall have received duly executed copies of all
          --------
material third party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the MSI Schedule of Exceptions or reasonably deemed necessary by Asymetrix's counsel to provide for the continuation in full force and effect of any and all material contracts and leases of MSI (including without limitation, the consents as to Material Contracts hereto and the Customer Agreements) and for MSI and the Principals to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Asymetrix, except for such consents and approvals thereof as Asymetrix and MSI and the Principals shall have agreed shall not be obtained. A list of such required consents is set forth on Schedule 9.6.
                                               ------------

     9.7  No Litigation. No litigation or proceeding shall be overtly threatened
          -------------
or pending to enjoin or prevent the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect.

     9.8  Requisite Approvals.  The principal terms of this Agreement and the
          -------------------
Certificate of Merger shall have been approved and adopted by the holders of all of the MSI Common Stock outstanding, and by a majority of the Board of Directors of MSI.

     9.9  Resignation of Officers and Directors. The officers and directors of
          -------------------------------------
MSI in office immediately prior to the Effective Time shall have resigned as the officers and directors of MSI effective as of the Effective Time.

     9.10 Investment Representation Letter. Asymetrix shall have received from
          --------------------------------
all of the holders of MSI Common Stock an executed Investment Representation Letter substantially in the form of Exhibit 9.10 hereto.
                                    ------------

     9.11 Escrow Agreement.  Asymetrix shall have received a copy of the Escrow
          ----------------
Agreement executed by each holder of MSI Common Stock.

     9.12 Employment Agreements.  Asymetrix shall have received the Rogers
          ---------------------
Employment Agreement executed by Gordon A. Rogers, and the Haythorn Employment Agreement executed by Ray Haythorn.

     9.13   Employees.  MSI shall have still employed, without any currently
            ---------
expressed intent to resign, the number of employees with the job responsibilities as indicated on Schedule 9.13.
                                 -------------

     9.14   Affiliate Agreements.  Each MSI Shareholder and each officer and
            --------------------
director of MSI will have executed and delivered to Asymetrix an Affiliate Agreement in the form of Exhibit 2.9.
                         -----------

     9.15   Material Agreements. All of the Material Agreements shall be in full
            -------------------
force and effect and will not be subject to termination as a result of the consummation of the Merger.

     9.16   Escrow Shares Free of Liens. All shares of Asymetrix Common Stock
            ---------------------------
that are Escrow Shares shall be free and clear of any and all pledges, liens, security interests or other rights or claims of any party.

     9.17   Absence of Material Adverse Changes.  There shall not have been any
            ------------------------------------
material adverse change in the financial conditions, properties, assets, liabilities, business, prospects or results of operations of MSI.

     9.18   Roy Haythorn Loan Documents.  Roy Haythorn shall have executed and
            ---------------------------
delivered to Asymetrix (i) a Promissory Note in form of Exhibit 9.18A evidencing
                                                        -------------
the then current balance of the Haythorn Debt, rate of interest thereon and repayment schedule and (ii) a Stock Pledge Agreement in the form of Exhibit
                                                                    -------
9.18B, pledging any shares of Asymetrix Common Stock acquired by Roy Haythorn to
-----
Asymetrix as security for the repayment of the Haythorn Debt.

     9.19   Pooling Opinion.  Asymetrix shall have received a letter from KPMG
            ---------------
Peat Marwick concurring with management's conclusion that the Merger qualifies for treatment as "pooling of interests" for financial reporting purposes under generally accepted accounting principals and the related published rules and regulations of the SEC.

10.  TERMINATION OF AGREEMENT

     10.1   Termination of Agreement.  Asymetrix on the one hand and MSI and the
            ------------------------
Principals on the other may terminate this Agreement prior to the Effective Time (whether before or after stockholder approval has been obtained) solely as provided below:

     10.1.1 Asymetrix may terminate this Agreement by giving written notice to MSI and the Principals in the event MSI or the Principals is in breach, and MSI and the Principals may terminate this Agreement by giving written notice to Asymetrix in the event Asymetrix is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

     10.1.2 Asymetrix may terminate this Agreement by giving written notice to MSI and the Principals if the Closing shall not have occurred on or before July 1, 1998 by reason of the failure of any condition precedent under Section 9 hereof (unless the failure results primarily for a breach by Asymetrix of any representation, warranty or covenant contained in this Agreement); or

          10.1.3 MSI and the Principals may terminate this Agreement by giving written notice to Asymetrix if the Closing shall not have occurred on or before July 1, 1998 by reason of the failure of any condition precedent under Section 8 hereof (unless the failure results primarily from a breach by MSI or the Principals of any representation, warranty or covenant contained in this Agreement made by him or it).

     10.2 No Liability.  Any termination of this Agreement pursuant to this
          ------------
Section 10 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections
11.2 (but for purposes of this Section 10.2, only to the extent such obligations relate to claims of third parties), or as provided in Sections 12.8 and 12.16 and in the Letter of Intent between Asymetrix and MSI dated May 15, 1998, other than any liability of any party for breaches of this Agreement, which will survive termination of this Agreement. MSI and the Principals on the one hand and Asymetrix on the other will use commercially reasonable efforts to cause the Merger to be consummated.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     11.1 Survival of Representations. All representations, warranties and
          ---------------------------
covenants of MSI, the Principals and Asymetrix contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or (b) one
(1) year after the Closing Date, whereupon such representations, warranties and covenants will expire (except that if the breach of any representations and warranties are subject to resolution through the audit process, then such representations and warranties shall expire upon the first public release of audited financial statements following the Closing) ); provided, however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above. The period of such survival shall be referred to herein as the "Survival Period."
 ---------------

     11.2 Agreement to Indemnify.
          ----------------------

          11.2.1 Subject to the limitations set forth in this Section 11, the MSI Shareholders (during the time period specified below) indemnify Asymetrix and the surviving corporation of the Merger and their officers (other than any Principal), directors and employees (the "Asymetrix Indemnified Persons") in
                                          -----------------------------
respect of, and hold the Asymetrix Indemnified Persons harmless against, any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages"):
                             -------

                  (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by MSI or the Principals in this Agreement (including any Schedule or Exhibit hereto) which indemnity shall survive for the time period specified in Section 11.1;

                  (b) resulting from any failure of any of the MSI Shareholders to have good, valid and marketable title to the issued and outstanding MSI Common Stock held by such stockholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, which indemnity shall survive for a three year period.

     The maximum aggregate liability under paragraphs (a), (b) and (c) of this subsection 11.2.1 of any MSI Shareholder who is not a Principal shall be limited to the remedies of Asymetrix with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement with respect to such MSI Shareholder, and the maximum aggregate liability under paragraphs (a), (b) and (c) of this subsection 11.2.1 of the Principals shall be $2,000,000 (the "Cap"), provided, however, that any indemnification obligations arising under
 ---
this subsection 11.2.1 which result from intentional fraud or willful miscount shall be excluded from the calculation of the Cap and the Cap shall not otherwise apply to any indemnification obligations arising under this subsection
11.2.1 which result from intentional fraud or willful misconduct. For purposes of satisfying any Damages hereunder, the parties agree that the Principals shall be able to choose, at his or her sole discretion, to satisfy his or her portion of such Damages by (i) tendering shares of Asymetrix Common Stock equal to the amount of such Damages with such shares of Asymetrix Common Stock being assigned a value per share equal to the closing price of the Asymetrix Common Stock on NASDAQ on the Closing Date, regardless of the value per share at which such stock may then be trading, (ii) paying such Damages in legal tender of the United States of America in an amount calculated by multiplying the number of shares of Asymetrix Common Stock determined under (i) by the closing price of the Asymetrix Common Stock on NASDAQ on the last trading day preceding the payment date, or (iii) any combination of (i) and (ii).

          11.2.2 The indemnification provided for in paragraphs (a) and (b) of subsection 11.2.1 shall not apply unless and until the aggregate Damages for which one or more Asymetrix Indemnified Persons seeks indemnification under such paragraphs (a) and (b), exclusive of legal fees, exceeds $100,000 (the "Basket")
                                                                        ------
and then only to the extent that aggregate Damages exceed the Basket. The Basket shall not apply to any Damages arising from the breach of the representations and warranties set forth in Section 3.7. In seeking indemnification for Damages under Section 11.2.1, the Asymetrix Indemnified Persons shall be entitled to exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement. The exercise of remedies with respect to the Escrow Shares shall be Asymetrix's only remedy as against the MSI Shareholders who are not Principals, but as against the Principals shall be in addition to any and all other remedies available to the Asymetrix Indemnified Persons at law or in equity.

          11.2.3 Subject to the limitations set forth in this Section 11, Asymetrix will indemnify and hold harmless the Principals (collectively, the "MSI Indemnified Persons") from and against any and all Damages:
------------------------

          (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Asymetrix in this Agreement or in any certificate, document or instrument delivered by or on behalf of Asymetrix pursuant hereto; or

          (b) resulting from any failure on the part of Asymetrix to issue to the Principals good, valid and marketable title to the Asymetrix Common Stock as provided in this Agreement, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever.

     Asymetrix's maximum aggregate liability under paragraphs (a) and (b) of this subsection 11.2.3 shall be $2,000,000 (the "Cap"), provided, however, that
                                                 ---
any indemnification obligations arising under this subsection 11.2.3 which result from intentional fraud or willful miscount shall be excluded from the calculation of the Cap and the Cap shall not otherwise apply to any indemnification obligations arising under this subsection 11.2.3 which result from intentional fraud or willful misconduct. Asymetrix may satisfy any Damages hereunder solely by tendering shares of Asymetrix Common Stock equal to the amount of such Damages with such shares of Asymetrix Common Stock being assigned a value per share equal to the closing price of the Asymetrix Common Stock on NASDAQ on the Closing Date, regardless of the value per share at which such stock may then be trading.

          11.2.4 Any Asymetrix Indemnified Person or any MSI Indemnified Person seeking indemnification hereunder shall give prompt written notification to the Principals (in the case of indemnification sought by the Asymetrix Indemnified Person) or to Asymetrix (in the case of indemnification sought by a MSI Indemnified Person) (as applicable, the "Indemnification Representative") of the
                                         -------------------------------
commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 11 may be sought; provided, however, that no delay on the part of the Indemnified Person in providing such notice shall relieve the Principals or Asymetrix, as the case may be, of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section
11. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damage" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative.

          11.2.5  Treatment of Indemnity Payments.  Any payment made to an
                  -------------------------------
Indemnified Person pursuant to this Section 11 or the Escrow Agreement shall be treated as a reduction in the merger consideration.

          11.2.6  Exclusivity.  The indemnification provided for in this Section
                  -----------
11.2 shall be the Exclusive remedy of any Indemnified Person for any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants herein or in any certificate, document or instrument delivered pursuant hereto, except in the case of intentional fraud or willful misconduct.

     11.3 Employee Stock Options.  Asymetrix shall take all action necessary to
          ----------------------
reserve for issuance under the Asymetrix 1998 Equity Plan and concurrently with the the Closing, grant Asymetrix Options to purchase the number of shares of Asymetrix Common Stock as set forth on Schedule 11.3 to employees of MSI who
                                       -------------
become Asymetrix employees. All such options shall have exercise prices equal to the fair market value of Asymetrix Common Stock at the date of grant, as determined in accordance with the terms of the 1998 Plan. The grant of such options to any particular employee shall be contingent upon such employee executing Asymetrix's standard form of Employee Invention, Confidentiality, Nonraiding and Noncompetition Agreement.

     11.4 Repayment of Debt; Indemnification for Personal Guaranty. At the
          --------------------------------------------------------
Effective Time, Asymetrix will repay the outstanding principal amount of, and accrued interest upon, Commercial Promissory Note dated July 1, 1997, a U.S. Small Business Administration Note dated July 30, 1997 and the Commercial Term Note dated April 20, 1998, each between MSI and First National Bank of Rochester (the "Bank Debt"), not to exceed to $40,000, $271,153.11 and $26,775 and
      ---------
$26,775, respectively (plus interest thereon since June 1, 1998). Following the Effective Time, Asymetrix will indemnify and hold harmless Gordon A. Rogers from and against any and all liability arising under the personal Guaranty of the Bank Debt entered into by Mr. Rogers; provided, however, that Asymetrix will not indemnify Mr. Rogers against any penalty, charges or default interest in excess of principal and normal interest if arising from a breach of Mr. Rogers under the Guaranty.

12.  MISCELLANEOUS

     12.1 Governing Law.  The internal laws of the State of Washington
          -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 Assignment; Binding Upon Successors and Assigns.  Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3 Severability.  If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

     12.5 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6 Amendment and Waivers.  Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the shareholders of MSI but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of MSI obtaining such further approval.

     12.7 No Waiver.  The failure of any party to enforce any of the provisions
          ---------
hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.8 Expenses.  Each party will bear its respective expenses and fees of
          --------
its own accountants, attorneys and other professionals incurred with respect to this Agreement and the transactions contemplated hereby, except that the Principals will bear such expenses and fees with respect to Meliora to the extent they exceed $45,000.

     12.9 Attorneys' Fees.  Should suit be brought to enforce or interpret any
          ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.10 Notices.  Any notice or other communication required or permitted to
           -------
be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or by nationally recognized courier service, to the following addresses:

           (i)      If to Asymetrix:
                    ---------------

                    Asymetrix Learning Systems, Inc.
                    110 110th Avenue NE, Suite 700
                    Bellevue, WA  98004
                    Facsimile:  (425) 637-1540
                    Attention:  General Counsel

                    With a copy to:
                    --------------

                    Mark C. Stevens, Esq.
                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA  94306
                    Facsimile:  (650) 494-1417

          (ii)      If to MSI or the Principals:
                    ---------------------------

                    Meliora Systems, Inc.
                    95 Allens Creek Road
                    Rochester, NY 14618
                    Facsimile:  (716) 461-1901
                    Attention:  Gordon A. Rogers

                    With a copy to:
                    --------------

                    Robert F. Mechur, Esq.
                    Underberg & Kessler
                    1800 Chase Square
                    Rochester, NY  14604
                    Facsimile: (716) 258-28210


or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.

     12.11 Construction of Agreement.  This Agreement has been negotiated by the
           -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.12 No Joint Venture.  Nothing contained in this Agreement will be deemed
           ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.13 Further Assurances.  Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.14 Absence of Third Party Beneficiary Rights.  No provisions of this
           -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.15 Public Announcement.  Upon execution of the Agreement by all parties,
           -------------------
and until the consummation of the Merger, all press releases and other public communications shall be made by the parties only with the mutual consent of the Principals, MSI and Asymetrix.

     12.16 Confidentiality.  Asymetrix, MSI and the Principals each recognize
           ---------------
that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations for the Merger. Accordingly, each party agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure,
(iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Notwithstanding Section 12.17, this provision does not supersede or replace any other confidentiality or non-disclosure agreement between the parties, all of which shall remain in full force an effect in accordance with their terms.

     12.17 Entire Agreement.  This Agreement and the exhibits hereto constitute
           ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"ASYMETRIX"                             "MSI"
Asymetrix Learning Systems, Inc.        Meliora Systems, Inc.

By: /s/ James A. Billmaier              By: /s/ Gordon A. Rogers
    -----------------------------           -------------------------------

Name: James A. Billmaier                Name: Gordon A. Rogers
      ---------------------------             -----------------------------

Its: Chief Executive Officer            Its: President
     ----------------------------            ------------------------------

"MERGER SUB"                            "PRINCIPALS"

Asym Merger Corp.

By: /s/ James A. Billmaier              /s/ Gordon A. Rogers
    -------------------------------     -----------------------------------
                                        Gordon A. Rogers
Name: James A. Billmaier
      -----------------------------     /s/ Veda C. Storey
                                        ___________________________________
Its: President                          Veda C. Storey
     ------------------------------






           [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

                        List of Exhibits and schedules
                        ------------------------------

Exhibit A           Plan of Merger
Exhibit 2.5         Escrow Agreement
Exhibit 2.9         Affiliate Agreement
Exhibit 2.10A       Asymetrix Officers' Certificate
Exhibit 2.10B       MSI Officers' Certificate
Exhibit 3.0         MSI Schedule of Exceptions
  Schedule 3.1      States where Qualified
  Schedule 3.3      List of Shareholders
  Schedule 3.8      MSI Financial Statements
  Schedule 3.10     Schedule of Changes
  Schedule 3.11     Material Agreements, Contracts and Commitments
  Schedule 3.12     MSI IP Registrations and Applications
  Schedule 3.15.3   MSI Employee Benefit Plans
  Schedule 3.15.6   MSI Benefit Arrangements
  Schedule 3.15.10  MSI Employees, Compensation, Bonus, etc.
  Schedule 3.19     Insurance Policies
Exhibit 4.0         Asymetrix Schedule of Exceptions
Exhibit 4.8         Asymetrix Financial Statements
Exhibit 8.5         Form of Opinion of General Counsel of Asymetrix
Exhibit 8.6         Registration Rights Agreement
Exhibit 8.8A        Rogers Employment Agreement
Exhibit 8.8B        Haythorn Employment Agreement
Exhibit 9.5         Form of Opinion of Counsel to MSI and Principals
Schedule 9.6        Required Consents

Exhibit 9.10        Investment Representation Letter
Schedule 9.13       MSI Employees
Exhibit 9.18A       Roy Haythorn Promissory Note
Exhibit 9.18B       Roy Haythorn Stock Pledge
Schedule 11.3       Stock Options